SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                FORM 8-K

                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 12, 2001

                                   Dicut, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

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                 (State or Other Jurisdiction of Incorporation)

                   000-30161                        52-2204952
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           (Commission File Number)   (IRS Employer Identification No.

             2150 Northwest Parkway NE, Suite H, Marietta, GA 30067
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            (Address of Principal Executive Offices)       (Zip Code)

                              770-952-2654
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              (Registrant's Telephone Number, Including Area Code)


            7270 Woodbine Avenue, Suite 200, Markham, Ontario L3R 4B9
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         (Former Name or Former Address, if Changed Since Last Report)



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Item 1.  Change in Control Of Registrant

On December 12, 2001, the Company purchased all of the issued and outstanding shares of National Data Inc. from Raj Kalra in exchange for 10,500,000 restricted shares of the Company. Raj Kalra now owns 55% of the voting securities of the Company.

Item 2.   Acquisition or Disposition of Assets

On December 12, 2001, the Company signed an agreement for the purchase 100% of the shares of National Data Inc. in exchange for 10,500,000 restricted shares of the Company. The number of shares issued to acquire National Data was in consideration of a value of $0.085 per share, a value which was confirmed in an independent third party business evaluation prepared with respect to National Data. The shares of National Data were purchased from Raj Kalra.

National Data Inc., located in Marietta, Georgia, is a Disaster Recovery and Business Continuity Company. National Data's plan is to provide data services with complimentary IT auditing services that safeguards valuable business information from avoidable natural disasters such as fires, floods, hurricanes, tornadoes, etc., as well as man made disasters such as hackers, disgruntled employees, viruses, worms and acts of terrorism. National Data's IT Auditing services will assist businesses by determining the company's business exposure, developing a recovery plan and then generating appropriate security policies. The services provided by National Data will include Secure Backup, Disaster Recovery, Monitoring and Biometric vaulting. Data will be protected and stored in a highly secure data center and all services monitored and supported 24/7 in the Network Operating Center.

The Board elected to complete the acquisition of National Data after considering a number of other acquisitions because the Board determined that National Data had good potential of becoming a profitable business at a reasonable capital cost. Prior to the Company's acquisition of National Data, Mr. Kalra had devoted significant time and attention to development of National Data's product line and business and marketing plan.

In order to effectively proceed with the operations of National Data, the Company must obtain financing and will be approaching financial institutions and attempting to secure equity financing. However, there is no guarantee that such financing will be forthcoming.

Item 5.  Other events

1. Pierre Quilliam has resigned as CEO. He remains President and a Director of the Company.

2. Raj Kalra has been elected to the Board of Directors and has been appointed CEO of the Company.

3. The Company's principal executive offices have been moved to 2150 Northwest Parkway NE, Suite H, Marietta, GA 30067.

4. The Company has terminated the acquisition of Cutting Edge Shape CD Inc. After reviewing the Auditor's report, the Company discovered that there were serious discrepancies between what had been represented in the unaudited statements of April 30, 2001 and the Auditor's final report on Cutting Edge's financial position. As a result of the Auditor's findings, the Board concluded that it would be to the detriment of the shareholders to proceed with the purchase of Cutting Edge.

5. The Company has terminated the acquisition of Rompus CD ROM Production Ltd. After careful review of the affairs of Rompus, the Board concluded that the company's situation would have made it impossible for Dicut to effectively absorb and convert it into a viable asset.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

                                    DICUT,INC.

Date:  December 26, 2001             By: /s/ Raj Kalra
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                                     Chief Executive Officer

                                     By:  /s/ Pierre Quilliam
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                                     President